Exhibit 99.2

Attachment to Form 4 in accordance with instruction 4(b)(v).

FORM 4 JOINT FILER INFORMATION

Name and Address:	D. E. Shaw & Co., L.P.
120 West Forty-Fifth Street, Floor 39, Tower 45
New York, NY 10036
Date of Event Requiring Statement:	6/20/05
Issuer and Ticker Symbol:	Danielson Holding Corporation (“DHC”)
Relationship to Issuer:	Other (see footnote 1)
Designated Filer:	D. E. Shaw Laminar Portfolios, L.L.C.
Title of Security:	Common Stock
Amount of Securities Beneficially Owned:	25,895,521
Ownership Form:	See footnote 1
Signature:	See attached signature page

Name and Address:	D. E. Shaw & Co., L.L.C.
120 West Forty-Fifth Street, Floor 39, Tower 45
New York, NY 10036
Date of Event Requiring Statement:	6/20/05
Issuer and Ticker Symbol:	Danielson Holding Corporation (“DHC”)
Relationship to Issuer:	Other (see footnote 1)
Designated Filer:	D. E. Shaw Laminar Portfolios, L.L.C.
Title of Security:	Common Stock
Amount of Securities Beneficially Owned:	25,895,521
Ownership Form:	See footnote 1
Signature:	See attached signature page

Name and Address:	David E. Shaw
120 West Forty-Fifth Street, Floor 39, Tower 45
New York, NY 10036
Date of Event Requiring Statement:	6/20/05
Issuer and Ticker Symbol:	Danielson Holding Corporation (“DHC”)
Relationship to Issuer:	Other (see footnote 1)
Designated Filer:	D. E. Shaw Laminar Portfolios, L.L.C.
Title of Security:	Common Stock
Amount of Securities Beneficially Owned:	25,895,521
Ownership Form:	See footnote 1
Signature:	See attached signature page

D. E. SHAW & CO., L.P.

By:	/s/ Julius Gaudio
Name: Julius Gaudio
Title: Managing Director

D. E. SHAW & CO., L.L.C.

By:	/s/ Julius Gaudio
Name: Julius Gaudio
Title: Managing Director

DAVID E. SHAW

By:	/s/ Julius Gaudio
Name: Julius Gaudio
Title: Attorney-in-Fact for David E. Shaw